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                                                                    Exhibit 4.4


                    FORM OF COMMON STOCK PURCHASE WARRENT

THE SECURITIES EVIDENCED OR CONSTITUTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (I) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (II) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

                    Right to Purchase Shares of Common Stock
                          of Cityscape Financial Corp.

                                   ----------

                      Common Stock Purchase Warrant No. B-

         Cityscape Financial Corp., a Delaware corporation (the "Company"), hereby certifies that for $10.00 and other good and valuable consideration, the

receipt and sufficiency of which are hereby acknowledged,                (the
"Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof (subject to the provisions of Section 2 hereof) and ending at 5:00
p.m. (New York City time) on September 15, 2002, up to         fully paid and
nonassessable shares of Common Stock, $0.01 par value, of the Company together with any associated Common Stock Purchase Rights (the "Common Stock") at the Purchase Price, as the same may be adjusted pursuant to Section 4 herein.

         1.       Definitions.

         (a) The term "Warrant Holder" shall mean the Purchaser or any permitted assignee of all or any portion of this Warrant at any given time who, at the time of assignment, acquired the right to purchase at least 1000 Warrant Shares (such number being subject to adjustment after the date of original issuance of this Warrant pursuant to Section 4 herein).

         (b) The term "Warrant Shares" shall mean the shares of Common Stock or other securities (other than Common Stock), or assets issuable upon exercise of this Warrant.

         (c) The term "Purchase Price" shall mean $14.71 if this Warrant is exercised in whole or in part prior to September 15, 1998 and, if this Warrant is exercised in whole or in part after such date, the term "Purchase Price" shall mean the lesser of $14.71 and an amount equal to 130% of the average of the Fair Market Values (as defined in Section 2(b)) of the Common Stock over the 20 Trading Days immediately prior to September 15, 1998. The Purchase Price is subject to adjustment from time to time as provided herein.

         (d) Other terms used herein which are defined in the Securities Purchase Agreement dated as of September 15, 1997 (the "Securities Purchase Agreement"), the Registration Rights
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Agreement, dated as of September 15, 1997 (the "Registration Rights Agreement"),
or in the Certificate of Designations (the "Certificate of Designations") establishing the terms of the Company's 6% Convertible Preferred Stock, Series
B, shall have the same meanings herein as therein.

         2. Exercise or Exchange of Warrant. This Warrant may be exercised by Warrant Holder, in whole or in part, at any time and from time to time, by surrender of this Warrant, together with the Purchase Price (as defined in Section 1) for each share of Common Stock as to which the Warrant is exercised, and the form of subscription attached hereto as Exhibit A duly executed by Warrant Holder, to the Company at its principal office or any transfer agent of the Common Stock. This Warrant is exchangeable in whole or in part, at any time and from time to time, for its value in Common Stock based upon the Fair Market Value of the Common Stock on the date of notice of exercise. In the event the Warrant is exchanged for Warrant Shares, by surrender of the Warrant to the Company at its principal office or any transfer agent of the Common Stock, the value of the Warrant (or portion thereof) so exchanged shall equal the Fair Market Value on the date of delivery of notice of exercise, less the Purchase Price multiplied by the number of Warrant Shares included in such notice of exercise. In the event that the Warrant is not exercised or exchanged in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised or exchanged, as applicable, and the Company, at its expense, shall forthwith issue and deliver to the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

         (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise or exchange of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Warrant Holder, or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may lawfully direct, certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Warrant Holder shall be entitled on such exercise or exchange, together with any other stock or other securities or property (including cash, where applicable) to which Warrant Holder is entitled upon such exercise or exchange. In the alternative to physical delivery of certificates for shares, if delivery of the Warrant Shares pursuant to any exercise hereunder may be effectuated by electronic book-entry through the Depository Trust Company ("DTC") then delivery of Warrant Shares pursuant to such exercise shall, if requested by such holder, be closed and settled on T + 3 by book-entry transfer through DTC, and the Warrant Shares in connection with such exercise shall be deemed delivered by such book-entry transfer.

         (b) This Warrant may not be exercised or exchanged as to fractional shares of Common Stock. In the event that the exercise or exchange of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the Fair Market Value of such fractional share. For purposes of this Warrant, Fair Market Value equals the closing sale price of the Common Stock on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange whichever is the principal trading exchange or market for the Common Stock (the


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"Principal Market") on the date of determination or, if the Common Stock is not listed or quoted in the Nasdaq National Market or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or quoted on the Nasdaq National Market or admitted to trading on any national securities exchange or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

         (c) Notwithstanding any provision of this Section 2, as of any date of exercise or exchange of this Warrant or any portion thereof, the aggregate number of shares of Common Stock into which this Warrant, all other warrants and all other securities convertible into or exchangeable for Common Stock held by the Warrant Holder and its affiliates shall be convertible or exchangeable, together with the shares of Common Stock then beneficially owned (as such term is defined in the Exchange Act) by such Warrant Holder and its affiliates (but excluding any shares otherwise deemed beneficially owned by virtue of the ownership of any securities having limitations on conversion, exercise or exchange similar to those set forth herein to the extent of such limitations), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date, provided that the Warrant Holder shall have the right to waive this restriction, in whole or in part, from time to time, immediately in the case of a pending "Change in Control Transaction" described in Paragraph 2(c) of the Certificate of Designations and in any other case upon 61 prior days notice to the Company. For purposes of this paragraph, "affiliates" shall mean "affiliates" as defined in Rule 144 of the Act that would be aggregated with the Warrant Holder for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists.

         In order to assure the availability of an exemption from registration under federal or applicable state securities laws, the Company may condition the exercise of this Warrant upon the Warrant Holder (other than the Purchaser) delivering to the Company a letter confirming that it has acquired the Warrant in a transaction exempt from the registration requirements of the Act. It is further understood that certificates for the Warrant Shares, if any, to be used upon exercise of the Warrant may contain legends to the extent contemplated by
Article V of the Securities Purchase Agreement.

         3.       Covenants of the Company.

         (a) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Securities Act covering the resale of other disposition thereof of the Warrant Shares by Warrant Holder is effective to the extent as provided in the Registration Rights Agreement.

         (b) The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the Nasdaq National Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.


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         (c)      From the date hereof through the last date on which this
Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Principal Market and shall not amend its Certificate of Incorporation or Bylaws so as to constitute a breach of the Company's obligations hereunder.

         (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

         (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has, and will continue to have, authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

         (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and

                  (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and document so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         4. Adjustment of Purchase Price and Number of Shares. The number of, and kind of, securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows (provided, however, that in no event shall the Purchase Price be less than $0.01 per share of Common Stock):

         (a) Subdivisions, Combinations and Other Transactions. If the Company shall at any time after the date of original issuance of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a split-up or spin-off or proportionately decreased in the case of a combination, as applicable. Appropriate


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adjustments shall also be made to the Purchase Price payable per share, but the aggregate Purchase Price payable for the total number of Warrant Shares issuable under this Warrant as of such date shall remain the same.

         (b) Stock Dividend. If at any time after the date of original issuance of this Warrant the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining the holders of Common Stock entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price per share shall be adjusted so that the aggregate Purchase Price payable for the total number of Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Purchase Price payable for the total number of Warrant Shares issuable under this Warrant immediately before such record date (or on the date of such distribution, if applicable).

         (c) Other Distributions. If at any time after the date of original issuance of this Warrant the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then the Company shall decrease the per share Purchase Price of this Warrant and increase the number of shares of Common Stock for which this Warrant may be exercised by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors such that the Warrant Holder is in an economically equivalent position immediately subsequent to such distribution (or, if applicable, the record date therefore) as such Warrant Holder was in immediately prior to such distribution (or, if applicable, the record date therefor).

         (d) Merger, Etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the total number of Warrant Shares issuable under this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be; provided, however, that if the consideration being paid to the holders of Common Stock in such merger or consolidation or such transfer of all or substantially all of the assets of the Company consists primarily of cash (a "Cash-Out Transaction"), then provision shall be made in the agreements for such Cash-Out Transaction to the effect that upon consummation thereof, the Warrant Holder shall be entitled to receive cash in an amount equal to the excess, if any, of the


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cash consideration (plus the fair market value of any non-cash consideration)
per share of Common Stock over the Purchase Price multiplied by the total number of Warrant Shares issuable under this Warrant and, following the consummation of such Cash-Out Transaction, this Warrant shall only represent the right to receive such cash.

         (e) Reclassification, Etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the Warrant Shares issuable under this Warrant had this Warrant at such time been exercised.

         5. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Share above the amount payable therefor on such exercise and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise or exchange of this Warrant and the payment of the Purchase Price, if applicable.

         6. Notice of Adjustments. Whenever the Purchase Price or number of Warrant Shares issuable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares issuable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

         7. Rights as Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.


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
         8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9.       Specific Enforcement; Consent to Jurisdiction; Waiver of Jury
Trial.

         (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         (b) Each of the Company and the Warrant Holder hereby (i) agree that all actions or proceedings arising directly or indirectly from or in connection with this Warrant shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York, (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper and (iii) to the extent permitted by applicable law, consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address, set forth in this Warrant (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Warrant.

         10. Entire Agreement; Amendments. This Warrant, the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations contain the entire understanding of the parties with respect to the matters covered hereby and thereby and except as specifically set forth herein and therein. This Warrant and any term thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         11. Restricted Securities. Article V of the Securities Purchase Agreement is incorporated herein by reference and hereby made a part hereof.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correction answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be


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received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         to the Company:   Cityscape Financial Corp.
                           565 Taxter Road
                           Elmsford, New York 10523-2300
                           Fax: (914) 592-7101
                           Attn: Chief Executive Officer
                                    General Counsel

         with copies to:   Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York 10166
                           Fax: (212) 351-4035
                           Attn: Sean P. Griffiths, Esq.

         and to each Warrant Holder at the address set forth on the signature page.

         Either party hereto may from time to time change its address for notices under this Section 12 by giving written notice of such changed address to the other party hereto.

         13. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to any other state's principles of conflict of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

         14. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (New York City time) on September 15, 2002.


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Dated: September 15, 1997           CITYSCAPE FINANCIAL CORP.



                                    By:______________________________________
                                             Name:  Robert C. Patent
                                             Title:  Executive Vice President



Attest:

By:  ____________________
Name:  Cheryl P. Carl
Its:  Secretary

                                    WARRANT HOLDER:



                                    By:______________________________________
                                             Name:
                                             Title:



                                    Address for Notices:________________________
                                                        ________________________
                                                        ________________________


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                                                                       EXHIBIT A

                            FORM OF WARRANT EXERCISE

                   (To be signed only on exercise of Warrant)

TO:  ____________________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to [exercise] [exchange] this Warrant for, and to purchase thereunder, _______ shares of Common Stock of Cityscape Financial Corp., a Delaware corporation (the "Company"), and herewith makes payment [in full in cash of $ __________ therefor] [in full in the form of this Warrant in an amount equal to the amount set forth in the Warrant [or such portion thereof] to be canceled in connection with such exchange], and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ________________________________________.


Dated:  ___________________               ____________________________________
                                          (Signature must conform to name of
                                          holder as specified on the face of
                                          the Warrant)

                                          ____________________________________
                                                            Address

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ________________________ the right represented by the within Warrant to purchase
______ shares of Common Stock of Cityscape Financial Corp., a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Cityscape Financial Corp., a Delaware corporation, with full power of substitution the premises.


Dated:  ___________________               ____________________________________
                                          (Signature must conform to name of
                                          holder as specified on the face of
                                          the Warrant)

                                          ____________________________________
                                                            Address

Signed in the presence of:

____________________